UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 30, 2007

K-SEA TRANSPORTATION PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-31920	20-0194477
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

One Tower Center Boulevard, 17th Floor
East Brunswick, New Jersey	08816
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 565-3818

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03.            AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On December 14, 2007, the Board of Directors of K-Sea General Partner GP LLC, a Delaware limited liability company and general partner of the general partner of K-Sea Transportation Partners L.P., a Delaware limited partnership (the “Partnership”), approved amendments to the Partnership’s Third Amended and Restated Agreement of Limited Partnership to comply with a New York Stock Exchange rule requiring all listed securities to be eligible to participate in a direct registration system operated by a securities depository.

A copy of Amendment No. 1 to the Third Amended and Restated Agreement of Limited Partnership of the Partnership has been included as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 8.01.            OTHER EVENTS.

On November 30, 2007, the Partnership entered into agreements with a financial institution to swap the LIBOR-based, variable rate interest payments on a total of $104.85 million of its credit agreement borrowings for fixed rates, for a term of three years.   The variable LIBOR-based rate as of November 30, 2007 was 5.23%, and the fixed rates to be paid by the Partnership average 4.01%.

ITEM 9.01.            FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

3.1	Amendment No. 1 to the Third Amended and Restated Agreement of Limited Partnership of K-Sea Transportation Partners L.P.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

K-SEA TRANSPORTATION PARTNERS L.P.

By: K-SEA GENERAL PARTNER L.P.,
its general partner

By: K-SEA GENERAL PARTNER GP
LLC, its general partner

Date: December 20, 2007	By:	/s/ John J. Nicola
John J. Nicola
Chief Financial Officer